                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                               ----------------


                                   FORM 8-K/A

                          AMENDMENT TO CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): April 30, 2001


                         ACTIVE IQ TECHNOLOGIES, INC.
              (Exact Name of Registrant as Specified in Charter)



          Minnesota                    0-27968               41-2004369
 (State or Other Jurisdiction        (Commission           (IRS Employer
      of Incorporation)              File Number)       Identification No.)



      5720 Smetana Drive, Suite 101
         Minnetonka, Minnesota                                 55343
(Address of Principal Executive Offices)                     (Zip Code)




      Registrant's telephone number, including area code: (952) 449-5000






        (Former Name or Former Address, if Changed Since Last Report)

ITEM 2.       ACQUISITION OR DISPOSITION OF ASSETS.

         (a)      Merger Transactions

         Pursuant to an Agreement and Plan of Merger dated as of January 11, 2001, as amended April 27, 2001 (the "Merger Agreement"), by and among Meteor Industries, Inc. (the "Registrant"), activeIQ Technologies Inc., a Minnesota corporation ("AIQ") and MI Merger, Inc., Minnesota corporation and a wholly-owned subsidiary of the Registrant ("Merger Sub"), AIQ merged with and into Merger Sub (the "Merger"). The surviving corporation in the Merger was renamed AIQ, Inc. In addition, pursuant to the Merger Agreement, the Registrant was reincorporated under Minnesota law by merging with and into AIQ Acquisition Corp., a Minnesota corporation (the "Reincorporation Merger"). The surviving corporation in the Reincorporation Merger was renamed Active IQ Technologies, Inc., a Minnesota corporation. The Registrant's shareholders approved both the Merger and the Reincorporation Merger on March 27, 2001, and both transactions became effective on April 30, 2001.

         Pursuant to the Merger Agreement, in exchange for shares of AIQ common stock, each shareholder of AIQ common stock is entitled to receive one share of the Registrant's common stock (after giving effect to the reincorporation Merger). At the time of the Merger there were 4,385,911 shares of common stock of AIQ outstanding, excluding 400,000 shares held by the Registrant, which were cancelled upon the effective time of the Merger. In addition to receiving shares of the Registrant's common stock, each of the former AIQ shareholders is entitled to receive a warrant to purchase two shares of the Registrant's common stock for every three shares of AIQ common stock held by such shareholder. The warrants, which expire on April 30, 2006, are exercisable at a price of $5.50 per share. The Registrant may redeem the warrants at a price of $.01 per warrant share upon notice to the holders thereof after the closing price of the Registrant's common stock (as quoted on the Nasdaq Small Cap Market) has averaged $7.50 for 14 consecutive days.

         (b)      Disposition of Substantially All of Registrant's Assets.

         The Merger Agreement further provided that prior to the closing, the Registrant was required to dispose of all of its assets relating to its petroleum distribution business. Accordingly, concurrent with the Merger, the Registrant sold to Capco Energy, Inc. ("Capco") all of its shares of capital stock of Meteor Enterprises, Inc., its wholly-owned subsidiary, which owned, directly or indirectly, all of the Registrant's petroleum-related assets (the "Asset Sale") for a purchase price of $5,500,000 (the "Asset Sale"). The purchase price was paid to Registrant by delivery of (i) cash in the amount of $4,697,501, (ii) a 9-month promissory note in the principal amount of $500,000 (which note is secured by 1,500,000 shares of Capco common stock beneficially held by a Capco affiliate), and (iii) 100,833 shares of the Registrant's common stock held by Capco, which the parties valued at $3.00 per share.


         Capco is a significant shareholder of the Registrant and 3 members of the Registrant's board of directors (as it existed prior to the Asset Sale and Merger) were also directors of Capco. Business Valuation Services delivered a fairness opinion to the Registrant that the consideration paid by Capco for the Registrant's assets was fair. The Registrant's shareholders approved of the Asset Sale on March 27, 2001.

ITEM 5.       OTHER EVENTS.

        (a) As described in the Registrant's Form 8-K filed on May 14, 2001, effective April 30, 2001, MI Merger, Inc., the Registrant's wholly-owned subsidiary, was merged with and into activeIQ Technologies Inc., a Minnesota corporation ("AIQ"), with AIQ as the surviving corporation and a wholly-owned subsidiary of the Registrant. Concurrent with the AIQ merger transaction, the Registrant sold its wholly-owned subsidiary, Meteor Enterprises, Inc., a Colorado corporation, which held, directly or indirectly, substantially all of the Registrant's operating assets. Set forth below in this Item 5(a) are the financial statements and accompanying notes of AIQ for the quarter ended March 31, 2001.

                          ACTIVEIQ TECHNOLOGIES INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                                                             MARCH 31,         DECEMBER 31,
                                                                               2001               2000
                                                                            -----------        -----------
                                                                            (UNAUDITED)
                                     ASSETS

Current Assets
     Cash and equivalents                                                   $ 1,132,084        $ 1,349,457
     Accounts receivable-trade                                                    7,134                 --
     Prepaid expenses                                                            73,193             57,285
                                                                            -----------        -----------
         Total current assets                                                 1,212,411          1,406,742

Property and equipment, net                                                     582,274            549,116
Prepaid royalties                                                               500,001            500,001
Other assets, net                                                               233,001            216,072
Goodwill and other intangibles, net                                           1,166,752                 --
                                                                            -----------        -----------
                                                                            $ 3,694,439        $ 2,671,931
                                                                            ===========        ===========


                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
     Bank line of credit                                                    $    95,350        $    97,529
     Accounts payable                                                           320,616            257,509
     Accrued expense                                                             62,596             83,141
     Current portion of capital lease obligations                                24,154             19,058
                                                                            -----------        -----------
         Total current liabilities                                              502,716            457,237

Deferred revenue                                                                306,000            306,000

Capital lease obligations, net of current portion                                54,822             27,158
                                                                            -----------        -----------
         Total liabilities                                                      863,538            790,395

Stockholders' Equity
     Common stock, $.01 par value, 6,666,666 shares authorized,                  45,609             38,359
         4,560,911 and 3,835,911 common shares issued and outstanding
     Additional paid in capital                                               7,658,989          5,633,040
     Stock subscription receivable                                             (312,500)          (312,500)
     Deferred compensation                                                     (140,913)          (172,813)
     Warrants                                                                   170,881            170,881
     Accumulated deficit                                                     (4,591,165)        (3,475,431)
                                                                            -----------        -----------
         Total stockholders' equity                                           2,830,901          1,881,536
                                                                            -----------        -----------

                                                                            $ 3,694,439        $ 2,671,931
                                                                            ===========        ===========



The accompanying notes are an integral part of these condensed consolidated financial statements

                          ACTIVEIQ TECHNOLOGIES INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                                FOR THE QUARTER ENDED MARCH 31,
                                                ------------------------------
                                                   2001               2000
                                                -----------        -----------
                                                (unaudited)        (unaudited)
Revenues                                        $    35,311        $        --
                                                -----------        -----------

Operating expenses:
     Selling, general and administrative            782,311            287,843
     Depreciation and amortization                  188,984                 --
     Product development                            198,195             86,385
                                                -----------        -----------
         Total operating expenses                 1,169,490            374,228
                                                -----------        -----------

Loss from operations                             (1,134,179)          (374,228)

Other income (expense):
     Interest income                                 23,858                 22
     Interest expense                                (5,413)            (4,844)
                                                -----------        -----------
         Total income or (expense)                   18,445             (4,822)
                                                -----------        -----------

Net loss                                        $(1,115,734)       $  (379,050)
                                                ===========        ===========


Basic and diluted net loss per common share     $     (0.25)       $     (1.01)
                                                ===========        ===========

Basic and diluted weighted average
     outstanding shares                           4,472,300            375,190
                                                ===========        ===========


The accompanying notes are an integral part of these condensed consolidated financial statements

                          ACTIVEIQ TECHNOLOGIES INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                       FOR THE QUARTER ENDED MARCH 31,
                                                                                      ---------------------------------
                                                                                            2001              2000
                                                                                      ---------------    --------------
                                                                                        (unaudited)        (unaudited)
OPERATING ACTIVITIES:
     Net loss                                                                         $   (1,115,734)    $    (379,050)
     Adjustments to reconcile net loss to
      cash flows from operating activities:
        Depreciation and amortization                                                        188,984                 -
        Deferred compensation expense                                                         31,900                 -
     Changes in operating assets and liabilities:
      Accounts receivable                                                                     (7,134)                -
      Prepaid expenses                                                                       (15,908)                -
      Accounts payable                                                                        45,451           (35,208)
      Accrued expenses                                                                       (20,545)             (507)
      Other assets                                                                           (68,293)                -
                                                                                      ---------------    --------------
        Net cash used in operating activities                                               (961,279)         (414,765)
                                                                                      ---------------    --------------

INVESTING ACTIVITIES:
     Acquisition of Edge Technologies                                                       (308,016)                -
     Purchases of property and equipment                                                     (45,899)         (111,246)
                                                                                      ---------------    --------------
        Net cash used in investing activities                                               (353,915)         (111,246)
                                                                                      ---------------    --------------

FINANCING ACTIVITIES:
     Net decrease in bank line of credit                                                      (2,179)                -
     Cash proceeds from sale of common stock                                               1,100,000           201,000
                                                                                      ---------------    --------------
        Net cash provided by financing activities                                          1,097,821           201,000
                                                                                      ---------------    --------------

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                            (217,373)         (325,011)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                                             1,349,457           409,917
                                                                                      ---------------    --------------

CASH AND CASH EQUIVALENTS, END OF PERIOD                                              $    1,132,084     $      84,906
                                                                                      ===============    ==============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
     Cash paid for interest                                                           $        5,414     $       4,844
     Non-cash financing and investing activities:
        Common stock issued in acquisitions                                           $      933,199     $           -
        Capital lease obligations                                                     $       45,460     $           -



The accompanying notes are an integral part of these condensed consolidated financial statements

ACTIVEIQ TECHNOLOGIES INC.

Notes to condensed consolidated financial statements


NOTE A - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying unaudited condensed consolidated financial statements have been prepared by activeIQ Technologies Inc. ("the Company" or "ActiveIQ"), in accordance with accounting principles generally accepted in the United States of America ("US GAAP"), for interim financial information pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by US GAAP for complete financial statements. The unaudited condensed consolidated financial statements should be read in conjunction with the audited financial statements and notes thereto included in the Registrant's Form 8-K filed on May 14, 2001. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the quarter ended March 31, 2001 are not necessarily indicative of the results that may be expected for the year as a whole.

Nature of Business

The Company was incorporated in Minnesota on April 11, 1996, and was considered a development stage company until January 2001, when it began to recognize revenues as a result of an acquisition (see Note B - Business Combinations). The Company was formed to develop and provide Internet eBusiness application software and services for the small to mid-sized accounting software customers. Since its inception, the Company's efforts have been devoted to the development of its principal product and raising capital.

The Company is in the early stages of introducing its products to the market. During the period required to develop significant revenue, the Company may require additional funds that may not be available. The Company is subject to risks and uncertainties common to growing technology-based companies, including rapid technological change, growth and commercial acceptance of the Internet, dependence on suppliers and users for product, new product development, new product introductions and other activities of competitors, dependence on key personnel, security and privacy issues, dependence on strategic relationships and limited operating history.

Net Loss Per Common Share

Basic and diluted net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding during the periods presented. The impact of common stock equivalents has been excluded from the computation of weighted average common shares outstanding, as the net effect would be antidilutive.

Software Development Costs

Effective January 1, 1999, the Company implemented Statement of Position (SOP) 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." Pursuant to SOP 98-1, software development costs are expensed during the preliminary project stage. For the three months ended March 31, 2000 and 2001, the Company expensed all software or other development costs as research and development since such costs were incurred during the preliminary project stage.


NOTE B - BUSINESS COMBINATION

On January 16, 2001, the Company completed its merger with privately held Edge Technologies, Incorporated ("Edge"), the creator of a fully integrated eBusiness website service called Account Wizard. The merger was accounted for under the purchase method of accounting with the operations of Edge included in the Company's consolidation as of that date. The former stockholders of Edge received $300,000 in cash and 325,000 shares of the

Company's common stock.

Terms of the merger agreement required an additional cash payment and issuance of stock upon a capital raising event. With the completion of the Meteor Industries, Inc. merger on April 30, 2001, the former stockholders of Edge received the final consideration as specified in the merger agreement of 225,000 shares of the Company's common stock on April 30, 2001, and $400,000 in cash on May 2, 2001, in settlement of the earnout provisions. The additional consideration will be recorded in the quarter ending June 30, 2001.

With closing costs, the total consideration plus the fair value of the net liabilities assumed, after the payment of the earnout on May 2, 2001 discussed above, will be approximately $2,264,000, consisting primarily of goodwill and other intangibles. As of March 31, 2001, $1,302,422 of goodwill had been recorded less $135,670 in amortization expense. The Company is amortizing the acquired goodwill and other intangibles on a straight-line basis over a two-year period.

The accompanying unaudited pro forma condensed results of operations for the three months ended March 31, 2001 and 2000, give effect to the acquisition of Edge, as if such transaction had occurred at the beginning of the period.

The unaudited pro forma information does not purport to represent what the Company's results of operations would actually have been if such transactions in fact had occurred at such date or to project the Company's results of future operations:

                                                    Pro Forma for the Three Months
                                                             Ended March 31
                                                   --------------------------------
                                                      2001                   2000
                                                   ----------             ---------
Revenues                                           $   42,247             $  13,738
Loss from operations                                1,160,377               543,265
Net loss                                            1,141,932               548,087
Basic and diluted net loss per common share        $     0.26             $    0.78


NOTE C - BANK LINE OF CREDIT

The Company had a $200,000 revolving line of credit with a bank which expired May 2000. Outstanding borrowings were $200,000 at December 31, 1999. In June 2000, the Company paid down a portion of the revolving line of credit and refinanced the balance of $100,000 under a term note with the same bank which is due June 2001. The term note requires monthly principal and interest payments of $1,358. Borrowings under the term note accrue interest at prime plus 1 percent (10.00 percent at March 31, 2000) and are personally guaranteed by one of the Company's stockholders. Borrowings totaling $95,350 were outstanding at March 31, 2000. In May 2001, the Company paid off the line of credit.


NOTE D - NONRECOURSE NOTE RECEIVABLE

In October 1999, a director of the Company purchased 8,333 shares of the Company's common stock at $37.50 per share in exchange for a nonrecourse note totaling $312,500. The note is due and payable in full 90 days following the date the individual ceases to be a director of the Company and is recorded as stock subscription receivable on the accompanying balance sheet. In the event that the director ceases to be a member of the Company's board of directors through October 2001, the Company shall have the option to repurchase up to 3,333 shares of the common stock held by the director for $37.50 per share. In March 2001, the director resigned from the board. In June 2001, the Company redeemed 8,333 shares and cancelled the note.


NOTE E - SUBSEQUENT EVENTS

Mergers

On April 30, 2001, the Company completed its merger with Meteor Industries, Inc. Pursuant to an Agreement and Plan of Merger dated as of January 11, 2001, as amended April 27, 2001 (the "Merger Agreement"), by and among Meteor Industries, Inc. (the "Registrant"), activeIQ Technologies Inc., a Minnesota corporation ("AIQ") and MI Merger, Inc., Minnesota corporation and a wholly-owned subsidiary of the Registrant ("Merger Sub"), AIQ merged with and into Merger Sub (the "Merger"). The surviving corporation in the Merger was renamed AIQ, Inc. In addition, pursuant to the Merger Agreement, the Registrant was reincorporated under Minnesota law by merging with and into AIQ Acquisition Corp., a Minnesota corporation (the "Reincorporation Merger"). The surviving corporation in the Reincorporation Merger was renamed Active IQ Technologies, Inc., a Minnesota corporation. The Registrant's shareholders approved both the Merger and the Reincorporation Merger on March 27, 2001, and both transactions became effective on April 30, 2001. Since the Registrant had only monetary assets and no operations, the merger will be accounted for as the issuance of stock by AIQ in exchange for monetary assets of the

Registrant.

Pursuant to the Merger Agreement, in exchange for shares of AIQ common stock, each stockholder of AIQ common stock is entitled to receive one share of the Registrant's common stock (after giving effect to the reincorporation Merger). At the time of the Merger there were 4,385,911 shares of common stock of AIQ outstanding, excluding 400,000 shares held by the Registrant, which were cancelled upon the effective time of the Merger. In addition to receiving shares of the Registrant's common stock, each of the former AIQ stockholders is entitled to receive a warrant to purchase two shares of the Registrant's common stock for every three shares of AIQ common stock held by such stockholder. The warrants, which expire on April 30, 2006, are exercisable at a price of $5.50 per share. The Registrant may redeem the warrants at a price of $.01 per warrant share upon notice to the holders thereof after the closing price of the Registrant's common stock (as quoted on the Nasdaq Small Cap Market) has averaged $7.50 for 14 consecutive days.

On June 6, 2001, the Company completed its acquisition of Red Wing Business Systems, Inc. ("Red Wing"), a Minnesota corporation. Red Wing, which will operate as a wholly-owned subsidiary of the Company, produces and sells accounting and financial management software for small to mid-sized businesses, with an emphasis on farm and agricultural producers. Pursuant to a Stock Purchase Agreement (the "Agreement") dated June 6, 2001, the Company purchased all of the outstanding capital stock from the shareholders of Red Wing (the "Sellers").

The Sellers received an aggregate of 400,000 shares of the Company's common stock and cash in the aggregate of $1,600,000, of which $400,000 was delivered at the closing. Under the Agreement, the Company is obligated to pay the remaining $1,200,000 of cash in three future payments of $400,000 due on the 6-, 12- and 18-month anniversaries of the closing date. As security for the Company's obligations to make the first two future cash payments of $400,000 each, the Company granted a security interest in the newly-acquired shares of Red Wing to the Sellers pursuant to a pledge agreement by and among the Company and the Sellers dated as of June 6, 2001.

License Agreement

In December 2000, the Company modified its software licensing agreement with one of its stockholders and entered into a reseller arrangement which allows the Company to resell the third party's software. In conjunction with the agreement, the Company paid $150,000 in cash and issued 127,273 shares of common stock valued at $2.75 per share as consideration for a nonrefundable, prepaid minimum royalty. This total amount of $500,001 is recorded as other assets in the accompanying balance sheet. Royalties payable under the reseller agreement will be applied to this balance.

Also in December 2000, the Company signed an agreement with this same stockholder to exchange the Company's $300,000 promissory note and $6,000 of accrued interest for an advance on fees payable upon the resale of the Company's products. Accordingly, such amounts have been recorded as deferred revenue in the accompanying balance sheet.

In April 2001, the Company sold the full right, title and interest in and to the intellectual property of its Content Categorizer to the stockholder for the consideration of $400,000 cash and the satisfaction of the deferred revenue liability.

Item 5(b)

     As indicated in Note B of the Financial Statements in Item 5(a), AIQ acquired Edge Technologies Incorporated ("Edge") on January 16, 2001. Set forth below in this Item 5(b) are the audited financial statements of Edge for fiscal years ended December 31, 1998, December 31, 1999, and December 31, 2000. Proforma financial information reflecting the acquisition is set forth under
Item 7(b) of this Form 8-K/A.




                         EDGE TECHNOLOGIES INCORPORATED
                              FINANCIAL STATEMENTS
                        DECEMBER 31, 1998, 1999 AND 2000

                          INDEX TO FINANCIAL STATEMENTS


                                                                               PAGE
                                                                               ----
Report of Independent Public Accountants                                        10

Financial Statements:
  Balance Sheets                                                                11
  Statements of Operations                                                      12
  Statements of Stockholders' Deficit                                           13
  Statements of Cash Flows                                                      14

Notes to Financial Statements                                                  15-17

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Edge Technologies Incorporated:

We have audited the accompanying balance sheets of Edge Technologies Incorporated as of December 31, 1999 and 2000, and the related statements of operations, stockholders' deficit and cash flows for the years ended December 31, 1998, 1999 and 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Edge Technologies Incorporated as of December 31, 1999 and 2000, and the results of its operations and its cash flows for the years ended December 31, 1998, 1999 and 2000, in conformity with accounting principles generally accepted in the United States of America.



                                         /s/Virchow, Krause & Company, LLP


Minneapolis, Minnesota
March 20, 2002

                      EDGE TECHNOLOGIES INCORPORATED
                              BALANCE SHEETS

                                                                             DECEMBER 31,   DECEMBER 31,
                                                                                 1999           2000
                                                                            -------------  -------------

                                  ASSETS
CURRENT ASSETS:
  Cash                                                                      $      4,978   $     46,193
  Accounts receivable                                                             11,655          3,266
  Prepaid expenses                                                                     0         17,000
                                                                            -------------  -------------
   Total current assets                                                           16,633         66,459

PROPERTY AND EQUIPMENT, NET                                                        9,947          5,251

DEPOSIT                                                                              196            196
                                                                            -------------  -------------

                                                                            $     26,776   $     71,906
                                                                            =============  =============

                   LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
  Current portion of long-term debt                                         $      2,836   $      2,040
  Accounts payable                                                                26,396         66,025
  Due to stockholders                                                             22,600         20,000
  Accrued interest                                                                 3,511          5,002
                                                                            -------------  -------------
    Total current liabilities                                                     55,343         93,067

LONG-TERM DEBT, NET OF CURRENT PORTION                                             1,793              0
                                                                            -------------  -------------
    Total liabilities                                                             57,136         93,067
                                                                            -------------  -------------

STOCKHOLDERS' DEFICIT:
  Capital stock, no par value, 2,500 shares authorized,
   211.64 common shares issued
   and outstanding                                                                37,616         37,616
  Accumulated deficit                                                            (67,976)       (58,777)
                                                                            -------------  -------------
    Total stockholders' deficit                                                  (30,360)       (21,161)
                                                                            -------------  -------------

                                                                            $     26,776   $     71,906
                                                                            =============  =============


              See accompanying notes to financial statements.

                EDGE TECHNOLOGIES INCORPORATED
                   STATEMENTS OF OPERATIONS

                                                          YEAR ENDED
                                           ----------------------------------------
                                           DECEMBER 31,   DECEMBER 31,  DECEMBER 31,
                                               1998           1999          2000
                                           ------------  -------------  ------------
REVENUES:
  Consulting                               $   19,955    $    53,402    $   41,550
  Account wizard                                    0          6,329        88,386
                                           -----------   ------------   -----------
   Total revenues                              19,955         59,731       129,936
                                           -----------   ------------   -----------

OPERATING EXPENSES:
  Advertising                                       0              0           220
  Automobile                                    1,816          1,072         2,569
  Automobile lease                              8,308          7,309         6,699
  Bank and credit card charges                    723          1,176         2,388
  Consulting                                    6,450            495            50
  Depreciation                                  2,853          3,953         4,696
  Dues and subscriptions                          185            371           824
  Hosting fees                                      0              0        10,921
  Insurance                                     7,208          7,729         7,118
  Internet and cable fees                       2,851          4,633         4,702
  Meals and entertainment                       1,419          1,237         1,742
  Office                                       10,456          8,241         7,042
  Postage and delivery                          1,698          2,043         1,193
  Professional fees                             1,244            715        23,902
  Rent                                         18,000         17,000        20,400
  Repairs and maintenance                       3,725          1,199         1,233
  Research and development                      5,363            454           726
  Telephone                                     4,094          6,812         8,970
  Travel and related                            2,534          2,504         4,790
  Utilities                                     1,655          1,920         2,385
  Miscellaneous                                   728             35         1,423
                                           -----------   ------------   -----------
   Total operating expenses                    81,310         68,898       113,993
                                           -----------   ------------   -----------

INCOME (LOSS) FROM OPERATIONS                 (61,355)        (9,167)       15,943
                                           -----------   ------------   -----------

OTHER INCOME (EXPENSE):
  Interest expense                             (2,887)        (8,068)       (6,744)
                                           -----------   ------------   -----------
    Total other income (expense)               (2,887)        (8,068)       (6,744)
                                           -----------   ------------   -----------

NET INCOME (LOSS)                          $  (64,242)   $   (17,235)   $    9,199
                                           ===========   ============   ===========


       See accompanying notes to financial statements.

                         EDGE TECHNOLOGIES INCORPORATED
                   STATEMENTS OF STOCKHOLDERS' DEFICIT
                   FOR THE YEARS ENDED DECEMBER 31, 1998, 1999 AND 2000


                                                                                COMMON STOCK
                                                                           ----------------------  ACCUMULATED
                                                                             SHARES      AMOUNT       DEFICIT         TOTAL
                                                                           ---------  -----------  ------------   ------------
BALANCE - DECEMBER 31, 1997                                                  200.00   $    1,000    $   13,501    $    14,501

  Issuance of common stock for cash                                            7.41       20,000           --          20,000

  Net loss                                                                      --            --       (64,242)       (64,242)
                                                                           ---------  -----------   -----------   ------------

BALANCE - DECEMBER 31, 1998                                                  207.41       21,000       (50,741)       (29,741)

  Issuance of common stock for cash                                            3.17        5,000           --           5,000

  Conversion of note payable and accrued interest
   to common stock                                                             1.06       11,616           --          11,616

  Net loss                                                                     --            --        (17,235)       (17,235)
                                                                           ---------  -----------   -----------   ------------

BALANCE - DECEMBER 31, 1999                                                  211.64       37,616       (67,976)       (30,360)

  Net income                                                                   --            --          9,199          9,199
                                                                           ---------  -----------   -----------   ------------

BALANCE - DECEMBER 31, 2000                                                  211.64    $  37,616    $  (58,777)   $   (21,161)
                                                                           =========  ===========   ===========   ============


             See accompanying notes to financial statements.

                 EDGE TECHNOLOGIES INCORPORATED
                    STATEMENTS OF CASH FLOWS


                                                                                    YEAR ENDED
                                                                  -------------------------------------------
                                                                   DECEMBER 31,  DECEMBER 31,    DECEMBER 31,
                                                                       1998         1999            2000
                                                                  ------------- -------------   -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)                                               $ (64,242)     $ (17,235)     $    9,199
  Adjustments to reconcile net income (loss) to
  cash flows from operating activities:
   Depreciation                                                       2,853          3,953           4,696
   Changes in operating assets and liabilities:
     Accounts receivable                                              1,739        (10,871)          8,389
     Prepaid expenses                                                     0              0         (17,000)
     Accounts payable                                                12,101          9,896          39,629
     Accrued expenses and interest                                    1,246          3,548           1,491
     Customer deposits                                              (15,000)             0               0
                                                                  ----------     ----------     -----------
      Cash flows from operating activities                          (61,303)       (10,709)         46,404
                                                                  ----------     ----------     -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment                                (8,220)             0               0
                                                                  ----------     ----------     -----------
      Cash flows from investing activities                           (8,220)             0               0
                                                                  ----------     ----------     -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from note payable                                         10,000              0               0
  Net increase (decrease) in due to stockholders                     29,589        (10,000)         (2,600)
  Proceeds from long-term debt                                        8,221              0               0
  Payments on long-term debt                                         (1,031)        (2,561)         (2,589)
  Proceeds from sale of common stock                                 20,000          5,000               0
                                                                  ----------     ----------     -----------
      Cash flows from financing activities                           66,779         (7,561)         (5,189)
                                                                  ----------     ----------     -----------

INCREASE (DECREASE) IN CASH                                          (2,744)       (18,270)         41,215

CASH, BEGINNING OF PERIOD                                            25,992         23,248           4,978
                                                                  ----------     ----------     -----------

CASH, END OF PERIOD                                               $  23,248      $   4,978      $   46,193
                                                                  ==========     ==========     ===========

SUPPLEMENTAL CASH FLOWS INFORMATION:
  Cash paid for interest                                          $   1,641      $   6,136      $    5,253
  Noncash investing and financing activities:
   Conversion of note payable to common stock                     $       0      $  10,000      $        0
   Conversion of accrued interest to common stock                 $       0      $   1,616      $        0


         See accompanying notes to financial statements.

                         EDGE TECHNOLOGIES INCORPORATED
                          NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1998, 1999 AND 2000


(1) NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS - Edge Technologies Incorporated (the Company) was incorporated in Nevada on July 18, 1995. The Company provides internet commerce application software and services. The Company sells its products worldwide.

ACCOUNTS RECEIVABLE - The Company considers all accounts receivable to be fully collectible, accordingly, no allowance for uncollectible accounts has been established. If accounts become uncollectible, they are charged to operations when that determination is made. The Company extends unsecured credit to customers in the normal course of business.

PROPERTY AND EQUIPMENT - Property and equipment are recorded at cost. Depreciation is provided for using the straight-line method over estimated useful lives of three to seven years. Maintenance, repairs and minor renewals are expensed when incurred.

SOFTWARE DEVELOPMENT COSTS - Statement of Financial Accounting Standards (SFAS) No. 86 "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed" requires software development costs to be capitalized upon the establishment of technological feasibility. The establishment of technological feasibility and the ongoing assessment of recoverability of these costs requires considerable judgment by management with respect to certain external factors and hardware technologies. The Company has expensed all software development costs to date as research and development expenses since such costs as determined by management were incurred before technological feasibility of the software.

REVENUE RECOGNITION - Revenue is recognized when earned.

INCOME TAXES - The Company, with the consent of its stockholders, has elected under the Internal Revenue Code to be an S corporation. In lieu of corporate income taxes, the stockholders of an S corporation are taxed on their proportionate share of the Company's taxable income (loss). Therefore, no provision or liability for federal or state income taxes has been included in the financial statements.

ADVERTISING - Advertising costs are charged to expense as incurred.

MANAGEMENT'S USE OF ESTIMATES - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                         EDGE TECHNOLOGIES INCORPORATED
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED
                        DECEMBER 31, 1998, 1999 AND 2000


(2) PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at December 31:

                                                                               1999               2000
                                                                         ----------------   -----------------
Office furniture and equipment                                           $         24,544   $        24,544
Less:  accumulated depreciation                                                   (14,597)          (19,293)
                                                                         ----------------   -----------------
  Property and equipment, net                                            $          9,947   $         5,251
                                                                         ================   =================

(3) NOTE PAYABLE

In 1998, the Company received a short-term note from an individual of $10,000. In 1999, the short-term note including accrued interest was converted to common stock.

(4) DUE TO STOCKHOLDERS

Two Company stockholders, who are also officers of the Company, have advanced funds to the Company. These advances are due upon demand and accrue interest at 7%. Advances outstanding at December 31, 1999 and 2000 were $22,600 and $20,000 respectively. Interest expense on the advances for the years ended December 31, 1998, 1999 and 2000 was $1,246, $1,932 and $1,491, respectively.

(5) LONG-TERM DEBT

Long-term debt consisted of the following at December 31:

                                                                               1999              2000
                                                                         ----------------   -----------------
American  Express  CapitaFinance  LLC -  monthly  installments  of $265  $          4,629   $         2,040
including interest at 10.7%, due July 2001, secured by equipment.
Less:  current portion                                                             (2,836)           (2,040)
                                                                         ----------------   -----------------
Long-term debt, net                                                      $          1,793   $             0
                                                                         ================   =================


(6) RELATED PARTY TRANSACTIONS

OPERATING LEASES - The Company leases office space for its research and development activities from two of its stockholders on a month to month basis. Monthly base rent is $1,500. Rent expense was $18,000, $17,000 and $20,400 for the years ended December 31, 1998, 1999 and 2000, respectively.

                         EDGE TECHNOLOGIES INCORPORATED
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED
                        DECEMBER 31, 1998, 1999 AND 2000


(7) COMMITMENTS AND CONTINGENCIES

SIGNIFICANT CUSTOMERS - The Company had sales to one customer representing approximately 75% of total revenues for the year ended December 31, 1998. The Company had sales to one customer representing approximately 73% of total revenues for the year ended December 31, 1999. Accounts receivable from the same customer represented 100% of total accounts receivable at December 31, 1999. The Company had sales to one customer (Active IQ Technologies, Inc) representing approximately 27% of total revenues for the year ended December 31, 2000. The Company had accounts receivable from two customers representing approximately 100% of total accounts receivable at December 31, 2000.

(8) SUBSEQUENT EVENT

The Company completed a merger with and into a wholly-owned subsidiary of ActiveIQ Technologies, Inc on January 16, 2001.

ITEM 7.       FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
              EXHIBITS.

     (a)          Financial Statements of Business Acquired.



ACTIVEIQ TECHNOLOGIES INC.
(A DEVELOPMENT STAGE COMPANY)

Financial statements as of
December 31, 1999 and 2000
together with report of
independent public accountants



REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To activeIQ Technologies Inc.:

We have audited the accompanying balance sheets of activeIQ Technologies Inc. (a Minnesota corporation in the development stage) as of December 31, 1999 and 2000, and the related statements of operations, stockholders' equity (deficit) and cash flows for each of the three years in the period ended December 31, 2000, and for the period from inception (April 11, 1996) to December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of activeIQ Technologies Inc. as of December 31, 1999 and 2000, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2000, and for the period from inception (April 11, 1996) to December 31, 2000, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the accompanying financial statements, the Company is a development stage enterprise with no significant operating results to date. The factors discussed in Note 1 to the financial statements raise a substantial doubt about the ability of the Company to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Arthur Andersen LLP

Minneapolis, Minnesota,
March 23, 2001

ACTIVEIQ TECHNOLOGIES INC.
(A DEVELOPMENT STAGE COMPANY)

Balance sheets

                                                                       December 31,  December 31,
                                                                           1999          2000
                                                                      ------------- ------------
ASSETS:
  Current assets-
    Cash and cash equivalents                                         $  409,917     $ 1,349,457
    Prepaid expenses                                                          --          57,285
                                                                      -----------    ------------
      Total current assets                                               409,917       1,406,742
  Property and equipment, net                                             17,092         549,116
  Prepaid royalties                                                           --         500,001
  Other assets, net                                                       46,655         216,072
                                                                      -----------    ------------
                                                                      $  473,664     $ 2,671,931
                                                                      ===========    ============

LIABILITIES AND STOCKHOLDERS' EQUITY:
  Current liabilities-
    Bank line of credit                                               $  200,000     $    97,529
    Accounts payable                                                      88,592         257,509
    Accrued expenses                                                         713          83,141
    Current portion of capital lease obligation                               --          19,058
                                                                      -----------    ------------
      Total current liabilities                                          289,305         457,237
                                                                      -----------    ------------
  Deferred revenue                                                            --         306,000

  Capital lease obligation, net of current portion                            --          27,158
  Commitments and contingencies (Notes 1 and 6)

  Stockholders' equity-
    Capital stock, $.01 par value, 6,666,666 shares authorized,
      373,626 and 3,835,911 common shares issued and outstanding           3,736          38,359
    Additional paid-in capital                                         1,144,385       5,633,040
    Stock subscription receivables                                      (328,750)       (312,500)
    Deferred compensation                                                     --        (172,813)
    Warrants                                                                  --         170,881
    Deficit accumulated during the development stage                    (635,012)     (3,475,431)
                                                                      -----------    ------------
        Total stockholders' equity                                       184,359       1,881,536
                                                                      -----------    ------------
                                                                      $  473,664     $ 2,671,931
                                                                      ===========    ============

The accompanying notes are an integral part of these balance sheets.

ACTIVEIQ TECHNOLOGIES INC.
(A DEVELOPMENT STAGE COMPANY)

Statements of operations


                                                                                     Period from
                                                                                      inception
                                                         Year ended                   (April 11,
                                         -----------------------------------------     1996) to
                                         December 31,   December 31,  December 31,   December 31,
                                             1998           1999          2000           2000
                                         ------------   ------------  ------------   ------------
REVENUES                                  $      --      $      --    $        --    $        --
                                          ----------     ----------   ------------   ------------
OPERATING EXPENSES:
  Selling, general and administrative        12,305        393,149      1,978,697      2,397,635
  Depreciation and amortization                  --         20,833        112,544        133,377
  Product development                            --             --        609,344        621,493
  Loss on disposal of assets                     --             --        105,360        105,360
                                          ----------     ----------   ------------   ------------
      Total operating expenses               12,305        413,982      2,805,945      3,257,865
                                          ----------     ----------   ------------   ------------
      Loss from operations                  (12,305)      (413,982)    (2,805,945)    (3,257,865)
                                          ----------     ----------   ------------   ------------

OTHER INCOME (EXPENSE):
  Other income                               86,613             --          7,500         95,910
  Interest expense                          (33,076)       (24,445)       (41,974)      (117,782)
  Loss on available-for-sale securities    (185,724)       (23,554)            --       (195,694)
                                          ----------     ----------   ------------   ------------
      Total other expense                  (132,187)       (47,999)       (34,474)      (217,566)
                                          ----------     ----------   ------------   ------------
      Net loss                            $(144,492)     $(461,981)   $(2,840,419)   $(3,475,431)
                                          ==========     ==========   ============   ============
BASIC AND DILUTED LOSS PER
  COMMON SHARE                            $   (0.79)     $   (1.92)   $     (1.65)
                                          ==========     ==========   ============
BASIC AND DILUTED WEIGHTED AVERAGE
  COMMON SHARES OUTSTANDING                 183,667        240,394      1,717,731
                                          ==========     ==========   ============


The accompanying notes are an integral part of these financial statements.

ACTIVEIQ TECHNOLOGIES INC.
(A DEVELOPMENT STAGE COMPANY)

Statements of stockholders' equity (deficit)

                                                                                                                       Deficit
                                                                                                                     accumulated
                                               Common               Additional    Stock       Deferred                during the
                                               stock                 paid-in   subscription   compen-                development
                                               shares    Amount      capital    receivable     sation     Warrants      stage
                                             ---------  ---------  ----------- ------------  ----------  ---------  ------------
ISSUANCE OF COMMON STOCK IN
  APRIL 1996 FOR CASH AT
  $.01 PER SHARE                               228,000  $  2,280   $      720   $      --    $      --   $     --   $        --
    Net loss                                        --        --           --          --           --         --       (36,706)
                                             ---------  ---------  -----------  ----------   ----------  ---------  ------------
BALANCE, December 31, 1996                     228,000     2,280          720          --           --         --       (36,706)
  Unrealized loss on available-for-
    sale securities                                 --        --           --          --           --         --            --
  Net income                                        --        --           --          --           --         --         8,167

  Comprehensive loss                                --        --           --          --           --         --            --
                                             ---------  ---------  -----------  ----------   ----------  ---------  ------------
BALANCE, December 31, 1997                     228,000     2,280          720          --           --         --       (28,539)
  Repurchase of shares from shareholder
    in May 1998 at $.01 per share              (76,000)     (760)         760          --           --         --            --
  Unrealized gain on available-for-
    sale securities                                 --        --           --          --           --         --            --
  Net loss                                          --        --           --          --           --         --      (144,492)

  Comprehensive loss                                --        --           --          --           --         --            --
                                             ---------  ---------  -----------  ----------   ----------  ---------  ------------
BALANCE, December 31, 1998                     152,000     1,520        1,480          --           --         --      (173,031)
  Issuance of common stock in May 1999 at
    $.75 per share in exchange for
    intellectual property                       83,333       833       61,667          --           --         --            --
  Capital contribution from shareholders in
    August 1999                                     --        --       47,180          --           --         --            --
  Issuance of common stock in August
    through September 1999 at $1.50
    per share                                   88,266       883      131,517          --           --         --            --
  Issuance of common stock in
    October 1999 for services at $1.50
    per share                                   27,027       270       40,271          --           --         --            --
  Issuance of common stock in October
    and November 1999 at $37.50
    per share                                   23,000       230      862,270    (328,750)          --         --            --
  Unrealized loss on available-for-
    sale securities                                 --        --           --          --           --         --            --
  Net loss                                          --        --           --          --           --         --      (461,981)

  Comprehensive loss                                --        --           --          --           --         --            --
                                             ---------  ---------  -----------  ----------   ----------  ---------  ------------
BALANCE, December 31, 1999                     373,626     3,736    1,144,385    (328,750)          --         --      (635,012)
  Issuance of common stock in March 2000
    at $37.50 per share                          4,667        47      174,953          --           --         --            --
  Issuance of warrants to purchase common
    stock at $1.00 per share in June 2000 in
    payment of legal fees                           --        --           --          --           --     22,682            --
  Issuance of common stock in June 2000
    at $.38 per share (net of offering costs
    of $10,000)                              1,856,634    18,567      677,545          --           --         --            --
  Repayment of stock
    subscription receivable                         --        --           --      16,250           --         --            --
  Conversion of accounts payable to
    common stock in June 2000 at
    $.38 per share                             216,216     2,162       78,919          --           --         --            --
  Issuance of options to purchase 60,000
    shares at an exercise price of $1.00 as
    part of severance in June 2000                  --        --       25,800          --           --         --            --
  Issuance of common stock in July 2000
    for assets at $2.50 per share              151,200     1,512      376,488          --           --         --            --
  Issuance of common stock in August
    through December 2000 at $2.75
    per share (net of offering costs
    of $408,578)                               956,780     9,568    2,079,050          --           --    133,949            --
  Issuance of common stock in September
    2000 at $2.75 per share to director        100,000     1,000      274,000          --           --         --            --
  Issuance of warrants to purchase 20,000
    shares at $2.75 per share in August 2000
    in conjunction with stockholder note
    payable                                         --        --           --          --           --     14,250            --
  Conversion of notes payable to common
    stock in September 2000 at $2.75
    per share                                   20,000       200       54,800          --           --         --            --
  Deferred compensation related to
    September and November 2000
    option grants                                   --        --      227,500          --     (227,500)        --            --
  Issuance of options to consultant
    exercisable at $1.00 per share in
    October 2000                                    --        --       90,000          --           --         --            --
  Issuance of common stock at $2.75 per share
    in December 2000 in payment of accounts
    payable                                     29,515       295       80,871          --           --         --            --
  Issuance of common stock in December
    2000 for assets at $2.75 per share         127,273     1,272      348,729          --           --         --            --
  Deferred compensation expense                     --        --           --          --       54,687         --            --
  Net loss                                          --        --           --          --           --               (2,840,419)
                                             ---------  ---------  -----------  ----------   ----------  ---------  ------------
BALANCE, December 31, 2000                   3,835,911  $ 38,359   $5,633,040   $(312,500)   $(172,813)  $170,881   $(3,475,431)
                                             ---------  ---------  -----------  ----------   ----------  ---------  ------------

                                              Accumulated
                                                 other                    Compre-
                                             comprehensive                hensive
                                             income (loss)    Total         loss
                                             ------------- ------------  ----------
ISSUANCE OF COMMON STOCK IN
  APRIL 1996 FOR CASH AT
  $.01 PER SHARE                               $     --    $     3,000
    Net loss                                         --        (36,706)
                                               ---------   ------------
BALANCE, December 31, 1996                           --        (33,706)
  Unrealized loss on available-for-
    sale securities                             (28,135)       (28,135)  $ (28,135)
  Net income                                         --          8,167       8,167
                                                                         ----------
  Comprehensive loss                                 --             --   $ (19,968)
                                               ---------   ------------  ----------
BALANCE, December 31, 1997                      (28,135)       (53,674)
  Repurchase of shares from shareholder
    in May 1998                                      --             --
  Unrealized gain on available-for-
    sale securities                              28,353         28,353   $  28,353
  Net loss                                           --       (144,492)   (144,492)
                                                                         ----------
  Comprehensive loss                                 --             --   $(116,139)
                                               ---------   ------------  ----------
BALANCE, December 31, 1998                          218       (169,813)
  Issuance of common stock in May 1999
    in exchange for intellectual property            --         62,500
  Capital contribution from shareholders in
    August 1999                                      --         47,180
  Issuance of common stock in August
    through September 1999 at $1.50
    per share                                        --        132,400
  Issuance of common stock in
    October 1999 for services at $1.50
    per share                                        --         40,541
  Issuance of common stock in October
    and November 1999 at $37.50
    per share                                        --        533,750
  Unrealized loss on available-for-
    sale securities                                (218)          (218)  $    (218)
  Net loss                                           --       (461,981)   (461,981)
                                                                         ----------
  Comprehensive loss                                 --             --   $(462,199)
                                               ---------   ------------  ----------
BALANCE, December 31, 1999                           --        184,359
  Issuance of common stock in March 2000
    at $37.50 per share                              --        175,000
  Issuance of warrants in June 2000 in
    payment of legal fees                            --         22,682
  Issuance of common stock in June 2000
    at $.38 per share (net of offering costs
    of $10,000)                                      --        696,112
  Repayment of stock
    subscription receivable                          --         16,250
  Conversion of accounts payable to
    common stock in June 2000 at
    $.38 per share                                   --         81,081
  Issuance of options as part of severance
    in June 2000                                     --         25,800
  Issuance of common stock in July 2000
    for assets at $2.50 per share                    --        378,000
  Issuance of common stock in August
    through December 2000 at $2.75
    per share (net of offering costs
    of $408,578)                                     --      2,222,567
  Issuance of common stock in September
    2000 at $2.75 per share to director              --        275,000
    Issuance of warrants in August 2000 in
    conjunction with stockholder note
    payable                                          --         14,250
  Conversion of notes payable to common
    stock in September 2000 at $2.75
    per share                                        --         55,000
  Deferred compensation related to
    September and November 2000
    option grants                                    --             --
  Issuance of options to consultant in
    October 2000                                     --         90,000
  Issuance of common stock in December
    2000 in payment of accounts payable              --         81,166
  Issuance of common stock in December
    2000 for assets at $2.75 per share               --        350,001
  Deferred compensation expense                      --         54,687
  Net loss                                           --     (2,840,419)
                                               ---------   ------------
BALANCE, December 31, 2000                     $     --    $ 1,881,536
                                               ---------   ------------

The accompanying notes are an integral part of these financial statements

ACTIVEIQ TECHNOLOGIES INC.
(A DEVELOPMENT STAGE COMPANY)

Statements of cash flows


                                                                                                                     Period from
                                                                                                                      inception
                                                                                        Year ended                    (April 11,
                                                                        ------------------------------------------     1996) to
                                                                        December 31,   December 31,   December 31,   December 31,
                                                                            1998           1999           2000           2000
                                                                        ------------   ------------   ------------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                              $  (144,492)   $  (461,981)   $(2,840,419)   $(3,475,431)
  Adjustments to reconcile net loss to cash flows from operating activities-
      Depreciation and amortization                                              --         20,833        112,544        133,377
      Realized loss on sale of available-for-sale securities                185,724         23,554             --        195,694
      Loss on disposal of asset                                                  --             --        105,360        105,360
      Common stock and options issued for services                               --         40,541        320,000        360,541
      Issuance of options as part of severance                                   --             --         25,800         25,800
      Deferred compensation expense                                              --             --         54,687         54,687
      Amortization of original issue discount                                    --             --         14,250         14,250
  Changes in operating assets and liabilities-                                   --
    Prepaid expenses                                                             --             --         20,715         20,715
    Accounts payable                                                             --         88,592        272,767        361,359
    Accrued expenses                                                             --            713         88,428         89,141
    Prepaid royalties                                                            --             --       (150,000)      (150,000)
    Other assets                                                                 --         (4,988)      (261,028)      (266,016)
                                                                        ------------   ------------   ------------   ------------
        Cash flows provided by (used in) operating activities                41,232       (292,736)    (2,236,896)    (2,530,523)
                                                                        ------------   ------------   ------------   ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment                                            --        (17,092)      (267,103)      (284,195)
  Proceeds from sale of available-for-sale securities                       132,253          1,750             --        366,286
  Purchases of available-for-sale securities                                (20,875)            --             --       (370,963)
                                                                        ------------   ------------   ------------   ------------
        Cash flows provided by (used in) investing activities               111,378        (15,342)      (267,103)      (288,872)
                                                                        ------------   ------------   ------------   ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net increase (decrease) in bank line of credit                           (182,501)       (41,827)      (102,471)        97,529
  Proceeds from stockholder note payable                                         --         55,000        355,000        211,163
  Proceeds from sale of common stock                                             --        666,150      3,191,010      3,860,160
                                                                        ------------   ------------   ------------   ------------
        Cash flows provided by (used in) financing activities              (182,501)       679,323      3,443,539      4,168,852
                                                                        ------------   ------------   ------------   ------------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                            (29,891)       371,245        939,540      1,349,457
CASH AND CASH EQUIVALENTS, beginning of period                               68,563         38,672        409,917             --
                                                                        ------------   ------------   ------------   ------------
CASH AND CASH EQUIVALENTS, end of period                                $    38,672    $   409,917    $ 1,349,457    $ 1,349,457
                                                                        ============   ============   ============   ============
SUPPLEMENTAL CASH FLOWS INFORMATION:
  Cash paid for interest                                                $    33,076    $    24,445    $    37,517    $   113,325
NONCASH INVESTING AND FINANCING ACTIVITIES:
  Issuance of warrants in payment of legal fees                                  --             --         22,682         22,682
  Issuance of stock in payment of accounts payable                               --             --        162,247        162,247
  Conversion of notes payable to common stock                                    --             --         55,000         55,000
  Issuance of common stock for equipment                                         --             --        378,000        378,000
  Issuance of common stock for license fees                                      --             --        350,001        350,001
  Conversion of notes payable on advance on product purchases                    --             --        306,000        306,000
  Issuance of common stock in exchange for intellectual property                 --         62,500             --         62,500
  Receipt of available-for-sale securities for payment on stockholder
    notes                                                                   142,180             --             --        142,180
  Issuance of common stock to director                                           --             --        225,000        225,000
  Purchase of common stock with nonrecourse note receivable                      --        312,500             --        312,500

The accompanying notes are an integral part of these financial statements.

ACTIVEIQ TECHNOLOGIES INC.
(A DEVELOPMENT STAGE COMPANY)

Notes to financial statements

1    NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS

activeIQ Technologies Inc. (the Company) was incorporated in Minnesota on April 11, 1996, and is considered a development stage company. The Company was formed to develop and provide Internet commerce application software and services. Since its inception, the Company's efforts have been devoted to the development of its principal product and raising capital.

The Company is in the development stage and has yet to generate any significant revenues. Substantial time may pass before the Company realizes significant revenue, if any. Further, during the period required to develop significant revenue, the Company may require additional funds that may not be available. The Company is subject to risks and uncertainties common to growing technology-based companies, including rapid technological change, growth and commercial acceptance of the Internet, dependence on suppliers and users for product, new product development, new product introductions and other activities of competitors, dependence on key personnel, security and privacy issues, dependence on strategic relationships and limited operating history.

The accompanying financial statements have been prepared on the basis that the Company will continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. As shown in the accompanying financial statements, the Company has incurred $3,475,431 in cumulative losses since inception. This factor creates an uncertainty about the Company's ability to continue as a going concern. Management plans to raise additional capital through the issuance of capital stock. Such capital may not be available or, if available, may not be available on terms acceptable to the Company. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

CASH AND CASH EQUIVALENTS

The Company includes as cash equivalents certificates of deposit and all other investments with maturities of three months or less when purchased which are readily convertible into known amounts of cash. The Company maintains its cash in high-quality financial institutions. The balances, at times, may exceed federally insured limits.

AVAILABLE-FOR-SALE SECURITIES


During the years ended December 31, 1998 and 1999, the Company sold certain available-for-sale securities, which consisted of publicly-traded equity securities. For purpose of determining gross realized gains, the cost of available-for-sale securities is based on specific identification. Proceeds from the sale of these securities totaled $132,253, $1,750, and $0 for the years ended December 31, 1998, 1999 and 2000, respectively. Gross realized losses were $185,724, $23,554 and $0 for the years ended December 31, 1998, 1999 and 2000, respectively.


PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost. Depreciation is provided for using the straight-line method over periods ranging from 3 to 10 years. Maintenance, repairs and minor renewals are expensed when incurred. Property and equipment consists of the following:

                                December 31, December 31,
                                   1999          2000
                                ------------ ------------
Computer equipment               $   7,293   $ 158,928
Furniture and equipment              9,799      82,741
Software                                --     383,128
Leasehold improvements                  --       4,427
Less- Accumulated depreciation          --     (80,108)
                                ------------ ------------
Net property and equipment       $  17,092   $ 549,116
                                ============ ============

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the assets to future net cash flows expected to be generated by the assets. If the assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. In 2000, the Company determined that a license agreement with a related party was impaired due to the discontinuation of the agreement. The Company recorded an impairment charge of $100,000 for the balance of the asset, during 2000.


INTERNAL SOFTWARE DEVELOPMENT COSTS


Effective January 1, 1999, the Company implemented Statement of Position (SOP) 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." Pursuant to SOP 98-1, software development costs are expensed during the preliminary project stage. For the years ended December 31, 1998, 1999 and 2000, the Company expensed all software or other development costs as research and development since such costs were incurred during the preliminary project stage.


PRODUCT DEVELOPMENT

Expenditures for software research and development are expensed as incurred. Such costs are required to be expensed to the point that technological feasibility of the software is established. Technological feasibility is determined after a working model has been completed. The Company's software research and development costs primarily relate to software development during the period prior to technological feasibility and are charged to operations as incurred.


INCOME TAXES

The Company accounts for income taxes using the asset and liability approach, which requires the recognition of deferred tax assets and liabilities for the tax consequences of temporary differences by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. Deferred tax assets are reduced by a valuation allowance to the extent that realization is not assured.

NET LOSS PER COMMON SHARE

Basic loss per common share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the year. Basic and diluted loss per share is the same as the Company recorded a net loss in all periods presented. Options and warrants totaling 46,664 and 1,428,027 for the years ended December 31, 1999 and 2000, were excluded from the computation of diluted loss per share as their effect is antidilutive.

COMPREHENSIVE INCOME

Statement of Financial Accounting Standards (SFAS) No. 130, "Reporting Comprehensive Income," establishes standards for reporting and presentation of comprehensive income and its components in a full set of financial statements. Comprehensive income consists of the Company's net income (loss) and net unrealized gain on available-for-sale securities and is presented in the statement of stockholders' equity (deficit).


The following table reconciles the unrealized gain or loss for each period as reported in comprehensive income on the accompanying statement of shareholders equity (deficit). No income tax expense (benefit) was recorded on any of the unrealized gains or losses as the Company does not record a tax provision (benefit) due to the uncertainty of future taxable income.

                                                                                 YEAR ENDED
                                                         ------------------------------------------------------------
                                                             1997           1998           1999            2000
                                                         -------------- -------------- --------------  --------------
Holding gains (losses) recognized during the period on
   available for sale securities                         $    (60,469)  $   (157,371)  $    (23,772)   $         --
Less: reclassification adjustments for gains (losses)
   included in net income                                      32,334       (185,724)       (23,554)             --
                                                         -------------- -------------- --------------  --------------
Net unrealized gains (losses) on available for sale      $    (28,135)  $      28,353  $       (218)   $         --
   securities


USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Ultimate results could differ from those estimates.

DERIVATIVES

On January 1, 1999, the Company adopted SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 establishes accounting and reporting standards requiring that every derivative instrument, including certain derivative instruments embedded in other contracts, be recorded on the balance sheet at fair value. As the Company does not currently engage or plan to engage in derivative or hedging activities, the adoption of SFAS No. 133 had no impact to the Company's results of operations, financial position or cash flows.

2    BANK LINE OF CREDIT

The Company had a $200,000 revolving line of credit with a bank which expired May 2000. Outstanding borrowings were $200,000 at December 31, 1999. In June 2000, the Company paid down a portion of the revolving line of credit and refinanced the balance of $100,000 under a term note with the same bank which is due June 2001. The term note requires monthly principal and interest payments of $1,358. Borrowings under the term note accrue interest at prime plus 1 percent (10.50 percent at December 31, 2000) and are personally guaranteed by one of the Company's stockholders. Borrowings totaling $97,529 were outstanding at December 31, 2000.

3    STOCKHOLDER NOTE PAYABLE

In August 2000, one of the Company's stockholders advanced the Company $300,000 under a promissory note which was scheduled to mature on October 31, 2001. The note called for interest at 8 percent. In conjunction with the promissory note, the stockholder was granted a warrant to purchase 20,000 shares of the Company's common stock at $2.75 per share. The Company recorded original issue discount of $14,250, which was amortized to interest expense in 2000. In December 2000, the Company signed an agreement with the shareholder, as discussed further in Note 6, to convert the outstanding balance of this note to an advance on fees payable upon the resale of the Company's products which is recorded as deferred revenue in the accompanying balance sheet.

4    INCOME TAXES

Through December 31, 2000, the Company generated a net operating loss for tax reporting purposes of approximately $3,200,000, which, if not used, will begin to expire in 2019. Future changes in the ownership of the Company may place limitations on the use of this net operating loss carryforward. The Company has recorded a full valuation allowance against its deferred tax asset, which consists primarily of operating loss carryforwards, due to the uncertainty of realizing the related benefit.

5    STOCKHOLDERS' EQUITY

STOCK SPLITS

In May 1999, the Company declared a 1,140-for-1 stock split. In June 2000, the Company declared a 1-for-15 reverse stock split. The stock splits have been retroactively reflected in the accompanying financial statements.

COMMON STOCK SALES

In May 1999, the Company issued 83,333 shares of common stock valued at $.75 per share in exchange for intellectual property. The intellectual property is recorded in other assets in the accompanying balance sheet and is being amortized over 24 months.


In September 2000, the Company issued 100,000 shares of common stock at a price of $1.00 per share to a director as consideration for joining the board of directors. The fair value of the Company's common stock at the time of the issuance was $2.75 per share. As a result, the Company recorded expense of $225,000 in 2000 associated with this issuance.


During August through September 1999, the Company sold 88,266 shares of common stock through a private placement, resulting in $132,400 of net proceeds. During November 1999 and March 2000, the Company sold an additional 14,667 and 4,667 shares of common stock, resulting in net proceeds of $533,750 and $175,000, respectively.


In October 1999, the Company issued 27,027 shares of common stock to a contractor in exchange for amounts due them for services. The valuation of $40,541 was based upon the September 1999 private placement of $1.50 per share.


In June 2000, the Company conducted a rights offering whereby existing shareholders purchased 1,856,634 shares of common stock for net proceeds of $712,362.


In June 2000, the Company issued 216,216 shares of common stock to a contractor in exchange for amounts due them for services rendered under a licensing agreement. The valuation of $81,081 was based upon the value of the Company's common stock using the price the common stock was sold for in the rights offering in June 2000.

In June 2000, the Company issued options to purchase 60,000 shares of common stock at $1.00 per share to a former employee for consulting services. The Company recorded expense equal to the value of the options issued. The value of the options of $25,800 was derived using the Black Scholes option pricing model. Key assumptions used in the calculation include interest rate of 5.5%, expected time to exercise of 5 years, volatility of 40%.

In July 2000, the Company issued 151,200 shares of common stock in exchange for a license agreement. The share price of $2.50 was based upon the negotiated fair value of the license agreement (see note 6).

In September 2000, the Company issued 20,000 shares of common stock to certain shareholders in payment of outstanding notes payable. The common stock was valued at $2.75 per share based upon the most recent private placement financing.

In October 2000, the Company issued 45,000 options to purchase common stock at $1.00 per share in exchange for consulting services. The Black Scholes pricing model was used to determine the fair value of $2.00 per share for the options granted, of which one half was expensed in 2000, representing the portion that has been earned by the consultant. The remaining $45,000 has been recorded as a prepaid asset will be recorded as expense when earned, along with any additional variable charges based upon the fair value of the options on the date earned. Key assumptions used in the calculation of the Black Scholes pricing model include interest rate of 6%, expected time to exercise of 5 years, volatility of 40%.

In December 2000, the Company issued 29,515 shares of common stock valued at $2.75 per share to a contractor in payment of accounts payable. The shares of common stock were valued based upon the Company's most recent financing.

In December 2000, the Company issued 127,273 shares of common stock in exchange for a prepaid right to resell the third party's software product (see note 6). The fair value of the common stock issued was based upon the Company's most recent financing.


During August through December 2000, the Company sold 956,780 shares of common stock in a private placement for net proceeds of $2,222,567.

NONRECOURSE NOTE RECEIVABLE

In October 1999, a director of the Company purchased 8,333 shares of the Company's common stock at $37.50 per share in exchange for a nonrecourse note totaling $312,500. The note is due and payable in full 90 days following the date the individual ceases to be a director of the Company and is recorded as stock subscription receivable on the accompanying balance sheet. In the event that the director ceases to be a member of the Company's board of directors through October 2001, the Company shall have the option to repurchase up to 3,333 shares of the common stock held by the director for $37.50 per share.

WARRANTS


For warrants issued to non-employees in exchange for services, the Company accounts for such warrants in accordance with Emerging Issue Task Force (EITF) Issue No. 96-18. The Company values the fair value of the equity instrument using the Black-Scholes pricing model unless the value of the services are more reliably measurable.

The following assumptions were used to value the fair value of options and warrants given for which the fair value of the services were not more reliably measurable: dividend yield of 0%, risk-free interest rate of 4 to 6%, expected life equal to the contractual life of five years and volatility of 20 to 50%.

Information regarding the Company's warrants is summarized below:

                                                                            WEIGHTED AVG.          RANGE OF
                                                           NUMBER           EXERCISE PRICE      EXERCISE PRICE
                                                       ----------------    -----------------   -----------------
Outstanding at December 31, 1998
    Granted                                                  10,000             $60.00                $60.00
    Cancelled or expired                                          0               0.00                  0.00
    Exercised                                                     0               0.00                  0.00
                                                       ------------        -----------         -------------
Outstanding at December 31, 1999                             10,000              60.00                 60.00
    Granted                                                 140,694               3.04            1.00-37.50
    Cancelled or expired                                          0               0.00                  0.00
    Exercised                                                     0               0.00                  0.00
                                                       ------------        -----------         -------------
Outstanding at December 31, 2000                            150,694              $3.24          $1.00-$60.00
                                                       ============        ===========         =============

Warrants exercisable at December 31, 2000                   150,694              $3.24          $1.00-$60.00
                                                       ============        ===========         =============

The weighted average fair value of warrants granted was $0 in 1999 as the warrants' exercise price significantly exceeded fair value and $1.21 in 2000.



In June 2000, the Company issued 22,682 warrants to purchase common stock at $1.00 per share for payment of legal fees to the law firm discussed in Note 6. The warrants were valued at $1.00 per warrant. The value of the services rendered was $22,682, which amount was used as the basis for the valuation.


In addition to the warrants discussed above and in Note 3, the Company has issued warrants through December 31, 2000 to purchase 108,012 shares of common stock at exercise prices ranging from $2.75 to $60.00 per share primarily in conjunction with certain financings. The fair value of these warrants has been recorded as a separate caption in stockholders' equity. The warrants expire through July 2007.

STOCK OPTION PLAN

The Company has a 1999 Stock Option Plan and 2000 Director Stock Option Plan (the Plans), pursuant to which options to acquire an aggregate of 1,550,000 shares of the Company's common stock may be granted as determined by the board of directors. Stock options, stock appreciation rights, restricted stock and other stock and cash awards may be granted under the Plans. In general, options vest over a period of approximately 3 years and expire 10 years from the date of grant.

Information regarding the Company's stock options is summarized below:

                                                                 Weighted            Range of
                                                                 average         option exercise
                                                  Shares      exercise price          price
                                                ----------    --------------     ---------------
Outstanding at December 31, 1998                        -        $    -           $          -
   Granted                                         46,997         29.52            15.00-37.50
   Canceled or expired                                  -             -                      -
   Exercised                                            -             -                      -
                                               ----------        ------           ------------
Outstanding at December 31, 1999                   46,997         29.52            15.00-37.50
   Granted                                      1,277,000          1.34             1.00-2 .75
   Canceled or expired                            (55,000)        14.27             1.00-37.50
   Exercised                                            -             -                      -
                                               ----------        ------           ------------
Outstanding at December 31, 2000                1,268,997        $ 2.07           $ 1.00-37.50
                                               ==========        ======           ============
Options exercisable at December 31, 2000          500,253        $ 2.26           $ 1.00-37.50
                                               ==========        ======           ============

Options outstanding at December 31, 1999 have a weighted average remaining contractual life of 3.39 years.

Options outstanding at December 31, 2000 have a weighted average remaining contractual life of 6.19 years.


The following table summarizes information related to stock options outstanding at December 31, 2000:

                                                         WEIGHTED
                                    NUMBER OF          AVERAGE LIFE           OPTIONS
            EXERCISE PRICE         OUTSTANDING          REMAINING           EXERCISABLE
          -------------------    ----------------    -----------------    ----------------
                   1.00                904,997              8.27              390,000
                   2.00                200,000              9.58               50,000
                   2.75                137,000              9.84               37,918
                  15.00                 16,667              3.50               13,335
                  37.50                 10,333              3.80                9,000
             ----------            -----------        ----------           ----------
                   1.83              1,268,997              8.55              500,253
             ==========            ===========        ==========           ==========


The Company recorded deferred compensation for the difference between the exercise price and the deemed fair value of the Company's common stock on options to purchase 130,000 shares at exercise prices of $1.00 in September and December 2000. The Company has recorded a deferred compensation charge of $227,500 related to such options, which will be amortized over a three-year vesting period. The Company recognized $54,687 of deferred compensation expense during the year ended December 30, 2000.

The Company has adopted the disclosure only provisions of SFAS No. 123, "Accounting for Stock-Based Compensation." Accordingly, the Company accounts for its stock option plan in accordance with Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees." Under APB Opinion No. 25, no compensation expense is recognized if the exercise price of the employee stock option or warrant equals the market price on the grant date. Had compensation costs been recognized based upon the fair value of options at the grant date consistent with the provisions of SFAS No. 123, the Company's results would have been as follows:

                                                       December 31
                                        -----------------------------------------
                                           1998            1999          2000
                                        ----------     -----------   ------------
Net loss:
   As reported                          $(144,492)      $(461,981)   $(2,840,419)
   Pro forma                             (144,492)       (475,480)    (2,968,959)

Basic and diluted net loss per share:
   As reported                              (0.79)          (1.92)         (1.65)
   Pro forma                                (0.79)          (1.98)         (1.73)


The fair value of each option granted was estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions: risk-free interest rate of 6.1 percent, expected life of five years, expected dividend yield of 0 percent and expected volatility of 0 percent. The weighted average fair value of options granted during 1999 was $1.15 per share. The weighted average fair value of the 130,000 options for which the Company recorded deferred compensation in 2000 was $2.00 per share. The weighted average fair value of all remaining options granted in 2000 was $0.31 per share.

6    COMMITMENTS AND CONTINGENCIES

OPERATING LEASES

The Company leases space for its activities under a lease which expired in December 2000. The lease is renewable for an additional one-year term as defined in the lease. Monthly base rent including utilities is $4,988. Rent expense was $55,913 for the year ended December 31, 2000.

The Company entered a lease for its administrative office under a sublease which expires in February 2001. Monthly base rent is $5,000 and the Company is required to pay the sublandlord its pro rata share of operating expenses. Rent expense was $18,500 for the year ended December 31, 2000.

CAPITAL LEASES

The Company leases certain office equipment and furniture under capital lease obligations which expire through January 2004. Payments are $3,068 per month. Amounts included in property and equipment totaled $84,225.

EMPLOYMENT AGREEMENTS

The Company has entered into employment agreements with two of its officers. One agreement requires salary of $100,000 commencing upon the completion of a private placement offering of at least $2,500,000 and a payment of $250,000 upon completion of an initial public offering of at least $10,000,000. The other agreement requires annual compensation of $100,000 upon the completion of a private placement offering of at least $2,500,000. The Company completed a $2,600,000 offering in December 2000 which will cause the compensation element of the officers' salaries to commence.

RELATED-PARTY TRANSACTIONS

The law firm of one of the Company's stockholders provides legal services to the Company. Total cost incurred was $0, $48,580 and $225,922 for the years ended December 31, 1998, 1999 and 2000, respectively. Accounts payable to the same stockholder was $35,049 and $62,362 at December 31, 1999 and 2000, respectively.

The Company's $300,000 promissory note discussed in Note 3 was borrowed from a stockholder of the Company. In addition, in July 2000 the Company purchased software and related maintenance from this stockholder in exchange for the issuance of 151,200 shares of the Company's common stock valued at $2.50 per share.

LICENSING AGREEMENT


In December 2000, the Company modified its software licensing agreement with one of its shareholders and entered into a three-year reseller arrangement, which allows the Company to grant access rights to the third party's software as a part of its product offerings. The Company is required to pay the shareholder a royalty of 15% of net receipts each time access rights are granted to the shareholders software product. Additionally, the Company agrees to obtain maintenance and support services for the first twelve months of the agreement. Thereafter, maintenance fees are 10% of the original royalty fee, payable quarterly. In conjunction with the agreement, the Company paid $150,000 in cash and issued 127,273 shares of common stock valued at $2.75 per share as consideration for a nonrefundable, prepaid royalty. This amount is recoded as other assets in the accompanying balance sheet. Royalties payable under the reseller agreement will be applied to this balance and recorded as royalty expense until such amount is exhausted. Royalty fees in excess of the prepaid amount are then payable quarterly.


Also in December 2000, the Company signed an agreement with this same shareholder to exchange the Company's $300,000 promissory note and $6,000 of accrued interest for an advance on fees payable upon the resale of the Company's products. Accordingly, such amounts have been recorded as deferred revenue in the accompanying balance sheet.

7    SUBSEQUENT EVENTS

MERGERS

On January 12, 2001, the Company completed its acquisition of Edge Technologies Incorporated by merging a wholly owned subsidiary of the Company with and into Edge Technologies Incorporated. In connection with this transaction, the Company issued 325,000 shares of its common stock and $300,000 of cash to the former shareholders of Edge Technologies Incorporated. The merger agreement further provides that if the Company merges with a publicly traded company within 120 days of the merger date, the former Edge Technologies Incorporated shareholders will receive shares of common stock in the publicly traded company valued at $893,750 and $400,000 in cash. If, however, the Company does not merge with a public company within 120 days of the closing of the proposed merger, then the former Edge Technologies Incorporated shareholders will be entitled to another 325,000 shares of the Company's common stock and $400,000 in cash.

In October 2000, the Company also entered into a letter of intent to merge with and into a wholly owned subsidiary of Meteor Industries, Inc., a publicly traded company. The agreement is subject to approval of the shareholders and boards of directors of both companies, regulatory review and due diligence. Pending these approvals, the completion of the merger is expected in 2001.

(b)      Pro Forma Financial Information.


         Set forth below is an unaudited pro forma statement of operations for the year ended December 31, 2000 giving effect to the acquisition of Edge Technologies, as described above in Item 5.



                  ACTIVE IQ TECHNOLOGIES, INC. AND SUBSIDIARIES
              UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2000


                                                            ACTIVE IQ             EDGE
                                                          TECHNOLOGIES,       TECHNOLOGIES
                                                               INC.           INCORPORATED         PRO FORMA
                                                            HISTORICAL         HISTORICAL          PURCHASE           PRO FORMA
                                                        DECEMBER 31, 2000   DECEMBER 31, 2000     ADJUSTMENTS          COMBINED
                                                        -----------------   -----------------     -----------          --------
REVENUES                                                  $                   $     129,936      $                  $      129,936
                                                          --------------      --------------     --------------     ---------------

OPERATING EXPENSES:
  Selling, general and administrative                         1,978,697             109,297                  0           2,087,994
  Depreciation and amortization                                 112,544               4,696          1,132,000 (A)       1,249,240
  Product development                                           609,344                   0                  0             609,344
  Loss on disposal of assets                                    105,360                   0                  0             105,360
                                                          --------------      --------------     --------------     ---------------
    Total operating expenses                                  2,805,945             113,993          1,132,000           4,051,938
                                                          --------------      --------------     --------------     ---------------

INCOME (LOSS) FROM OPERATIONS                                (2,805,945)             15,943         (1,132,000)         (3,922,002)
                                                          --------------      --------------     --------------     ---------------

OTHER INCOME (EXPENSE):
  Other income                                                    7,500                   0                  0               7,500
  Interest expense                                              (41,974)             (6,744)                 0             (48,718)
                                                          --------------      --------------     --------------     ---------------
    Total other expense                                         (34,474)             (6,744)                 0             (41,218)
                                                          --------------      --------------     --------------     ---------------

INCOME (LOSS) BEFORE INCOME TAXES                            (2,840,419)              9,199         (1,132,000)         (3,963,220)

PROVISION FOR INCOME TAXES                                            0                   0                  0                   0
                                                          --------------      --------------     --------------     ---------------

NET INCOME (LOSS)                                         $  (2,840,419)      $       9,199      $  (1,132,000)     $   (3,963,220)
                                                          ==============      ==============     ==============     ===============

BASIC AND DILUTED LOSS PER COMMON SHARE                   $       (1.65)                                            $        (1.75)
                                                          ==============                                            ===============

BASIC AND DILUTED WEIGHTED AVERAGE OUTSTANDING SHARES         1,717,731                                550,000 (B)       2,267,731
                                                          ==============                         ==============     ===============


                          ACTIVE IQ TECHNOLOGIES, INC.
           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
                                DECEMBER 31, 2000


(1)      DESCRIPTION OF THE TRANSACTION

On January 16, 2001, Active IQ Technologies, Inc. (Active IQ or the Company) completed a merger with Edge Technologies, Incorporated (Edge). The aggregate consideration Active IQ paid for the common shares of Edge was 550,000 shares of common stock of Active IQ and cash of $700,000. Including estimated closing costs, the total consideration plus fair value of liabilities assumed is approximately $2,264,000, consisting principally of goodwill. The unaudited pro forma statements of operations give effect to the merger as if it occurred on January 1, 2000. Since Edge Technologies operated as a Subchapter S corporation, no income taxes were recorded for the year ended December 31, 2000. The proforma combined statement of operations for the year ended December 31, 2000 do not reflect a pro forma tax expense as the pro forma combined statements of operations reflect a net loss which deferred tax amount was reserved by a valuation allowance since realization is not assured.

(2)      DESCRIPTION OF PRO FORMA ADJUSTMENTS

         (A) Reflects amortization of goodwill recorded in the business combination using an estimated useful life of two years.

         (B) Reflects common shares issued to Edge shareholders pursuant to the merger.





(c)      Exhibits


     2.1 Stock Purchase Agreement by and between Capco Energy, Inc. and Meteor Industries, Inc. dated as of January 30, 2001. (1)

     2.2 First Amendment to Stock Purchase Agreement by and between Capco Energy, Inc. and Meteor Industries, Inc. dated April 27, 2001. (3)

     2.3 Agreement and Plan of Merger by and among Meteor Industries, Inc., activeIQ Technologies, Inc. and MI Merger, Inc. dated January 11, 2001. (2)

     2.4 First Amendment to Agreement and Plan of Merger by and among Meteor Industries, Inc., activeIQ Technologies, Inc. and MI Merger, Inc. dated April 27, 2001. (3)

     2.5 Agreement and Plan of Merger by and between Meteor Industries, Inc. and AIQ Acquisition Corp. dated April 27, 2001. (3)

     3.1      Articles of Incorporation of AIQ Acquisition Corp. (3)

     3.2 Articles of Merger relating to the merger of Meteor Industries, Inc. with and into AIQ Acquisition Corp. (3)

     10.1 Form of Merger Warrant issued to former shareholders of activeIQ Technologies, Inc. (3)

     23.1     Consent of Virchow, Krause & Company, LLP

     99.1     Press Release dated May 1, 2001. (3)

---------------

(1) Incorporated by reference to Exhibit 10.1 of the Registrant's Form 8-K filed with the Commission on February 13, 2001.

(2) Incorporated by reference to Exhibit 10.2 of the Registrant's Form 8-K filed with the Commission on February 13, 2001.


(3) Previously filed as same exhibit number with Current Report on Form 8-K dated April 30, 2001 and filed on May 14, 2001.

                                  SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   ACTIVE IQ TECHNOLOGIES, INC.


Date:  April 17, 2002              By:  /s/ D. Bradly Olah
                                      ---------------------------------------
                                        D. Bradly Olah
                                        President, Chief Executive Officer and
                                         Chief Financial Officer

                                EXHIBIT INDEX


     2.1 Stock Purchase Agreement by and between Capco Energy, Inc. and Meteor Industries, Inc. dated as of January 30, 2001. (1)

     2.2 First Amendment to Stock Purchase Agreement by and between Capco Energy, Inc. and Meteor Industries, Inc. dated April 27, 2001. (3)

     2.3 Agreement and Plan of Merger by and among Meteor Industries, Inc., activeIQ Technologies, Inc. and MI Merger, Inc. dated January 11, 2001. (2)

     2.4 First Amendment to Agreement and Plan of Merger by and among Meteor Industries, Inc., activeIQ Technologies, Inc. and MI Merger, Inc. dated April 27, 2001. (3)

     2.5 Agreement and Plan of Merger by and between Meteor Industries, Inc. and AIQ Acquisition Corp. dated April 27, 2001. (3)

     3.1      Articles of Incorporation of AIQ Acquisition Corp. (3)

     3.2 Articles of Merger relating to the merger of Meteor Industries, Inc. with and into AIQ Acquisition Corp. (3)

     10.1 Form of Merger Warrant issued to former shareholders of activeIQ Technologies, Inc. (3)

     23.1     Consent of Virchow, Krause & Company, LLP

     99.1     Press Release dated May 1, 2001. (3)


---------------

(1) Incorporated by reference to Exhibit 10.1 of the Registrant's Form 8-K filed with the Commission on February 13, 2001.

(2) Incorporated by reference to Exhibit 10.2 of the Registrant's Form 8-K filed with the Commission on February 13, 2001.

(3) Previously filed as same exhibit number with Current Report on Form 8-K dated April 30, 2001 and filed on May 14, 2001.